EXHIBIT 4.3

Number	Shares

ORGANIZED UNDER THE LAWS OF THE STATE OF ALABAMA

COLONIAL PROPERTIES TRUST

A REAL ESTATE INVESTMENT TRUST

7.62% SERIES E CUMULATIVE REDEEMABLE
PREFERRED SHARES OF BENEFICIAL INTEREST

PAR VALUE $.01 PER SHARE
(LIQUIDATION PREFERENCE $2,500.00 PER SHARE)

See Reverse for
Certain Definitions

CUSIP

This is to Certify that _____________________ is the owner of                                                                                               transferable on the books of the Trust by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Trust and the signatures of its duly authorized officers.

Dated _______________

[seal]
President and Chief Executive Officer		Chief Financial Officer and Secretary

[REVERSE OF CERTIFICATE]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common
TEN ENT = as tenants by the entireties
JT TEN = as joint tenants with right of survivorship and not as tenants in common

UNIF TRANSFERS MIN ACT –               ________________ Custodian                                                         ________________

                                                                      (Cust)                                                        (Minor)

under Uniform Transfers to Minors
Act _____________________________
          (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ____________________ hereby sell, assign and transfer unto

(Please insert social security or other identifying number of assignee)

(Please print or typewrite name and address including postal zip code of assignee)

                                                             Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Shares on the books of the within named Trust with full power of substitution in the premises.

Dated _________________________

In presence of ___________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN

EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

COLONIAL PROPERTIES TRUST

The shares represented by this certificate are subject to restrictions on transfer and ownership for the purpose of assisting the Trust in maintaining its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain further restrictions and except as expressly provided in the Trust’s Declaration of Trust, no Person may Acquire or Beneficially Own Shares of the Trust in excess of 9.8 percent in number or value, whichever is more restrictive, of the aggregate outstanding Shares of the Trust, no Person (other than an Excluded Holder) may Acquire or Beneficially Own Common Shares in excess of 5.0 percent in number or value, whichever is more restrictive, of the outstanding Common Shares of the Trust and no Person may Acquire or Beneficially Own Shares of any class or series of Preferred Shares of the Trust in excess of 9.8 percent in number or value, whichever is more restrictive, of the aggregate of the outstanding Preferred Shares of such class or series. Separate restrictions set forth in Section 6.7 of the Declaration of Trust apply to restrict the permissible Constructive Ownership of Shares. Any person who Beneficially Owns or attempts to Beneficially Own Shares in excess of the above limitations must immediately notify the Trust, any Shares so held may be subject to mandatory redemption or sale in certain events, certain purported acquisitions of Shares in excess of such limitations shall be void ab initio, and any Shares purported to be Acquired or Beneficially Owned in excess of such limitation will be automatically converted into and exchanged for Excess Shares. Excess Shares have limited economic rights, no dividend rights and no voting rights. A Person who attempts to Beneficially Own Shares in violation of the ownership limitations set forth in subparagraph (b) of Section 6.7 of the Declaration of Trust of the Trust shall have no claim, cause of action, or any other recourse whatsoever against a transferor of such shares. All capitalized terms in this legend have the meanings defined in the Trust’s Declaration of Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.

The Trust has the authority to issue securities of more than one class. The Trust will furnish to any Shareholder upon request in writing and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, with respect to classes of shares that may be issued in series, the variations in the relative rights, preferences and limitations between the shares of each series, so far as the same have been fixed and determined.